      THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER THE WARRANTS NOR THE SHARES NOR ANY INTEREST IN THE WARRANTS OR THE SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                                 CLASS A COMMON STOCK
                                  WARRANT AGREEMENT

      THIS COMMON STOCK WARRANT AGREEMENT is made as of __________________, 1996 ("Effective Date") by AMERICAN RESOURCES OF DELAWARE, INC., a Delaware corporation ("Company"), in favor of ________________________________ ("Warrant
Holder" or "Holder").

      WHEREAS, the Company proposes to issue and sell in a non-public offering ("Offering") pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act") 200 Units ("Units"), each Unit consisting of 3,333.335 shares of the Company's common stock par value $.0001 per share ("Common Stock") and 3,333.335 Class A Common Stock Purchase Warrants;

      WHEREAS, pursuant to the Subscription Agreement entered into between the Company and the purchasers of the Units, the Company has agreed to file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-3 registering the resale of the Shares to be received upon exercise of the Warrants; and

      WHEREAS, the Company deems it to be in the best interests of the Warrant Holder that the Company establish the terms and conditions upon which the Warrants may be issued, exercised and redeemed, and other matters as provided herein.

      NOW THEREFORE, to establish the terms and conditions of the Warrants, and the rights and obligations of the Company and the Warrant Holder with respect thereto, the Company hereby provides as follows:

      Section 1. CERTIFICATION. For value received, the Warrant Holder or its registered assign ("Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant Agreement, fully paid, validly issued and nonassessable shares of the Company's Common Stock at the Exercise Price (as defined herein) commencing on the Effective Date one year after a registration statement covering the Warrant Shares (as defined herein) under the Securities Act is declared effective by the Securities and Exchange Commission ("Effective Registration Date"), and terminating at 5:00 P.M. Los Angeles time 36 months after the later of (i) the date of original issue of the Warrant, or
(ii) the Effective Registration Date. The number of shares of Common Stock to be received upon the exercise of the Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are sometimes referred to herein as "Warrant Shares." The date on which the Registration Statement shall be declared effective is sometimes referred to herein as the "Effective Registration Date."

      Section 2.    FORM OF WARRANT. The text of the Warrant and of the
Purchase Form shall be substantially as set forth in Exhibit A attached hereto (collectively, the "Warrant Certificates"). The Exercise Price (as defined in
Section 8) and the number of shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, and attested to by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrant Certificates may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant Certificates or did not hold such offices on the date of this Agreement.

      Section 3. EXCHANGE OF WARRANT CERTIFICATES. Each Warrant Certificate may be exchanged for another Certificate entitling the Holder thereof to purchase a like aggregate number of shares as the Certificate surrendered then entitled such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the Certificate to be so exchanged. Thereupon, the Company shall countersign and deliver to the person entitled thereto a new Warrant Certificate as requested.

      Section 4.    TERM OF WARRANTS; EXERCISE OF WARRANTS.

              4.1 TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on the date of original issuance of the Warrant and terminating at 5:00 PM. Los Angeles time 36 months after the later of (i) the date of the original issuance of the Warrant, or (ii) the Effective Registration Date, to purchase from the Company the number of fully paid and nonassessable shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

              4.2 EXERCISE OF WARRANTS. A Warrant may be exercised upon surrender to the Company ("Warrant Agent") at its office at Versailles, Kentucky of the Certificate evidencing the Warrant to be exercised, together with the Purchase Form attached hereto as

Exhibit A, duly filled in and signed, and upon payment to the Warrant Agent of the Aggregate Exercise Price (as defined in and determined in accordance with the provisions of Sections 8 and 11 hereof) for the number of shares with respect to which such Warrant is then exercised. Payment of the Aggregate Exercise Price shall be made in cash or by check. Subject to Section 4 hereof, upon the surrender of the Warrant and payment of the Aggregate Exercise Price, the Warrant Agent shall promptly issue and cause to be delivered to or as directed by the Holder, and in such name or names as the Holder may designate, a Certificate for the number of full shares purchased upon the exercise of the Warrant, together with cash as provided in Section 8 hereof; for any fractional shares otherwise issuable upon such exercise. Such Certificate shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares, as of the date of the surrender of such Warrant and payment of the Aggregate Exercise Price; provided, however, that if, at the date of surrender of such Warrant and payment of such Aggregate Exercise Price, the transfer books for the shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the shares with respect to which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, and in the event that a Warrant Certificate is exercised to purchase less than all of the shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new Certificate evidencing the remaining shares available for purchase will be issued, and the Company is hereby irrevocably authorized to sign and to deliver the new Warrant Certificate.

      Section 5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable with respect to any transfer involved in the issue or delivery of any Warrants or certificates for shares in a name other than that of the registered Holder of Warrants with respect to which such shares are issued.

      Section 6. MUTILATED OR MISSING WARRANTS. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate mutilated, lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence to the reasonable satisfaction of the Company of such mutilation, loss, theft or destruction of such Certificate and indemnity, if requested, also to the reasonable satisfaction of the Company. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

      Section 7.    RESERVATION OF SHARES: PURCHASE OF WARRANTS: CALL OF
                    WARRANTS.

              7.1 RESERVATION OF SHARES. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants.

              7.2 PURCHASE OF WARRANTS BY THE COMPANY. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

      Section 8. EXERCISE PRICE. The price per share at which shares may be purchased upon exercise of Warrants in effect at any time, and as adjusted from time to time as provided in Section 11 of this Agreement, is referred to herein as the "Exercise Price." Subject to adjustment, the Exercise Price shall be $5.00 per share. The product of the Exercise Price times the number of shares the Holder then elects to purchase is herein referred to as the "Aggregate Exercise Price."

      Section 9. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of a Warrant.

      Section 10. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein and in the Warrant Certificate and are not enforceable against the Company except to the extent set forth herein and therein.

      Section 11. ADJUSTMENT OF WARRANT AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

              11.1 MECHANICAL ADJUSTMENTS. If the Company shall pay a dividend in shares of its Common Stock (other than payments of Common Stock as interest on preferred stock), subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute as a stock dividend to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the Holder hereof is entitled to purchase pursuant to the Warrants immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which he, she or it would have owned or would have been entitled to receive after the happening of any of the events described above had the Warrant been exercised immediately prior to the happening of such event, and the Exercise Price shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this Section 11 shall become effective immediately after the record date in the case of a stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Holder shall be entitled to participate in any subscription or other rights offering made to holders of Common Stock as if he, she or it had purchased the full number of shares as to which the Warrant remains unexercised immediately prior to the record date for such rights offering.

              11.2 VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

              11.3 NOTICE OF ADJUSTMENT. Whenever the number of shares purchasable upon the exercise of each Warrant or the Exercise Price of such shares is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments.

              11.4 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 11.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

              11.5 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION. ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he, she or it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
11. The provisions of this subsection 11.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

              11.6 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

      Section 12. SURVIVAL OF AGREEMENT. This Agreement and the rights and obligations of the Company and the Warrant Holders hereunder shall not be terminated by any of the following events:

      Merger, reorganization or consolidation of the Company;

      The transfer of all or substantially all of the assets of Company; or

      The voluntary or involuntary dissolution of the Company.

In the event of any such merger, reorganization, consolidation or transfer of assets, the surviving or resulting corporation or transferee of the assets of the party affected shall be bound by and shall have the benefit of the provisions of this Agreement, and the party affected shall take all actions necessary to insure that such corporation or transferee is bound by the provisions of this Agreement.

      Section 13. RESTRICTIONS ON TRANSFER. The provisions of this Section 13 shall be binding upon any transferee of the Warrants and upon each holder of Warrant Shares. As used in this Section 13, the term "Warrant Shares" includes any shares of the Company's Common Stock or other securities, issued in respect of the Warrant Shares pursuant to any stock split, stock dividend, recapitalization or otherwise; and the term "Warrant" includes any Warrant Certificate or Certificates issued in exchange for the original Warrant Certificate.

              13.1 RESTRICTED SECURITIES. The Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended, ("Securities Act") or the securities laws of any states and will be offered and sold in reliance on exemptions from the registration requirement of such laws. The Warrants and Warrant Shares are deemed to be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act, because the Warrants will be issued and sold by the Company in private transactions not involving a public offering. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has held the securities for at least three years and who has not been an affiliate of the Company for at least three months immediately prior to a proposed sale is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

              13.2 LEGEND RESTRICTION. The Company shall cause the following legend to be set forth on each Warrant Certificate and certificates representing the Warrant Shares unless counsel for the Company is of the opinion as to any such certificates that such legend is unnecessary:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE A VAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

              13.3 NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of the Warrants or of the Warrant Shares, the Holder thereof shall give written notice to the Company stating such Holder's intention to effect such transfer and describing the circumstances of the proposed transfer in sufficient detail, accompanied by either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, or (ii) a "no action" letter from the staff of the Securities and Exchange Commission ("Commission") to the effect that the staff will not recommend that enforcement action be taken if the proposed transfer is effected without registration. The procedures set forth in this Section 13.3 shall not be required in connection with a sale of the Warrant Shares pursuant to the Registration Statement. Subject to evidence of compliance with any applicable state securities or "blue sky" law or laws, the Company shall promptly notify the Holder in writing that such Holder may proceed with its transfer as described, and, if the transfer is of Warrant Shares, shall instruct its transfer agent to remove any stop-transfer restrictions against the Warrant Shares when transferred as proposed.

      Section 14.   INDEMNIFICATION.

              14.1 The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 18 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of Section 18 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission in reliance upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 16.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

              14.2 Each Holder will, if Warrant Shares held by him, her or it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 18 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 16 exceed the gross proceeds from the offering received by such Holder.

              14.3         Each party entitled to indemnification under this
Section 16 ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefor, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 16, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

              14.4 If the indemnification provided for in this Section 16 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statement or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however that in no event shall any contribution by a Holder under this Section 16.4 exceed the gross proceeds from the offering received from such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              14.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

      Section 15. RULE 144 REPORTING. With a view to making available the benefits of certain provisions of the Securities Act or the rules and regulations of the Commission that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its best efforts to:

                           (a)  Make and keep public information regarding the
Company available as those terms are understood and defined in Rule 144 under the Securities Act; and

                           (b)  File with the Commission in a timely manner all
reports andother documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 at any time after it has become subject to such reporting requirements.

      Section 16. DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

      Section 17. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement, without the approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the Holders, or as provided herein. The Company will notify Warrant Holder of any such supplement or amendment.

      Section 18. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Warrant Holder shall bind and inure to the benefit of the Company and the Warrant Holders, and their respective successors and assigns.

      Section 19. NOTICES. Any notice pursuant to this Agreement by any Holder to the Company, shall be in writing and shall be mailed or delivered to the Company at its office at 160 Morgan Street, Post Office Box 87, Versailles, Kentucky 40383. Any notice mailed pursuant to this Agreement by the Company to the Holders shall be in writing and shall be mailed or delivered to such Holders at their respective addresses on the books of the Warrant Agent. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

      Section 20. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Company, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

      Section 21. APPLICABLE LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

      Section 22. BENEFITS TO THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, and the Holders of the Warrants.

      Section 23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                       AMERCAN RESOURCES OF DELAWARE, INC.
                                       a Delaware Corporation

                                       By:
                                          --------------------------------
                                          Its:
                                              ----------------------------


Accepted as of the date written above:

WARRANT HOLDER

- -----------------------------------

- -----------------------------------

By:
        ---------------------------

Its:
        ---------------------------

By:
        ---------------------------

                                 CERTIFICATE NO.____


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                             CLASS A COMMON STOCK WARRANT

                  TO PURCHASE ___________ SHARES OF COMMON STOCK OF

                         AMERICAN RESOURCES OF DELAWARE, INC.

                                A Delaware Corporation

      THIS CERTIFIES that, for value received, _______________________________ or registered assigns ("Holder"), is entitled to purchase from AMERICAN RESOURCES OF DELAWARE, INC. a Delaware corporation, ("Company"), up to __________________ ( _____), fully paid and nonassessable shares of common stock of the Company ("Common Stock"), at any time commencing on the date of original issuance of this Warrant and terminating at 5:00 P.M. Los Angeles time 36 months after a registration statement covering the Warrant Shares (as defined in the Warrant Agreement referred to herein) under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission at the purchase price of $5.00 per share ("Exercise Price") (pending adjustment), as provided in Section 1 of a the Warrant Agreement. This Warrant is issued pursuant to the Warrant Agreement made by the Company dated ____________, 1996 in favor of all Warrant Holders ("Warrant Agreement") and is subject to all the terms thereof, including the limitations on transferability set forth in Section 13 thereof. The Holder accepts the terms and provisions of the Warrant Agreement by acceptance of this Warrant Certificate, and acknowledges receipt thereof.

      The number of shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

      This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the last page hereof duly executed, concurrently with payment of the Aggregate Exercise Price (as defined in Section 8 of the Warrant Agreement) at the office of the

Company ("Warrant Agent"). Payment of the Aggregate Exercise Price shall be made at the option of the Holder in cash or by check.

      Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate, properly endorsed either separately or in combination with one or more other Warrants, for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent, in the manner and subject to the limitations set forth in the Warrant Agreement.

      The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

      This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.

      This Warrant shall not be valid or obligatory for any purpose until it shall have been signed by the Company.

DATED: ________ 1996                   AMERICAN RESOURCES OF DELAWARE, INC.
                                       a Delaware corporation



                                       By
                                          ---------------------------
                                          Its:
                                               ----------------------

                                     Exhibit "A"

                                    PURCHASE FORM


                                                          Dated ___________ 1996

The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate No. ______________ to the extent of purchasing __________ shares of Common Stock of AMERICAN RESOURCES OF DELAWARE, INC. and hereby makes the payment of $__________ in payment of the Aggregate Exercise Price thereof.

                        INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
     -------------------------------------------------------------------------
                     (please type or print in block letters)

Address
        ----------------------------------------------------------------------

Signature
          --------------------------------------------------------------------


                                   ASSIGNMENT FORM


FOR VALUE RECEIVED, ___________________________, hereby sells, assigns and transfers unto

Name
     -------------------------------------------------------------------------

Address
       -----------------------------------------------------------------------

the right to purchase Common Stock of AMERICAN RESOURCES OF DELAWARE, INC. represented by this Warrant Certificate No. _______ to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________, Attorney, to transfer the same on the books of the Company with full power of substitution.

Date
     -------------------------

Signature
          -------------------------

                         AMERICAN RESOURCES OF DELAWARE, INC.

                                SUBSCRIPTION AGREEMENT

                                         for

                                        UNITS



AMERICAN RESOURCES OF DELAWARE, INC.
160 Morgan Street
Post Office Box 87
Versailles, Kentucky 40383

Dear Sirs:

    The undersigned purchaser ("Purchaser") understands that: AMERICAN RESOURCES OF DELAWARE, INC. ("Company") is offering ("Offering") 100 Units, ("Units"), each Unit consisting of 3,300 shares ("Shares") of the Company's Common Stock, par value $.00001 per share ("Common Stock") and one Class A Common Stock purchase warrant ("Warrant"); that each A Warrant entitles the holder to purchase 1,650 shares of the Company's Common Stock; that the A Warrants shall be exercisable at $4.00 per share ("A Warrant Shares") commencing on the Closing Date (as defined herein) and terminating at 5:00 P.M. Los Angeles time 36 months after the later of (i) the Closing Date, or (ii) the date the Registration Statement (as defined herein) is declared effective by the Securities and Exchange Commission; and that the minimum purchase is ten Units ($100,000). Purchaser also understands that this subscription is not binding on the Company unless and until it is accepted by the Company, as evidenced by its execution of this Subscription Agreement ("Agreement") where indicated below.

    1.   SUBSCRIPTION FOR UNITS.  Purchaser hereby subscribes for _____ Unit(s).

    2. PURCHASE PRICE. The purchase price for the number of Units subscribed for herein is $ ________ ("Purchase Price").

    3.   PURCHASES.

         3.1 The undersigned hereby agrees to deliver the Purchase Price required to purchase the number of Units subscribed for hereunder, on the Closing Date set by the Company pursuant to Section 3.2 hereof.

         3.2 At such time as the Company shall determine, the Company, by itself or through an agent, shall establish and inform the undersigned of the date upon which the Purchase Price shall be delivered to the Company ("Closing Date"). The Company presently contemplates that the Closing Date will be no later than June 1996.

         3.3 Payment of the full Purchase Price for the Units shall be made by 5:00 p.m. on the Closing Date by certified or cashier's check, or wire transfer to the following bank account:

                   ABA No. ____________________
                   American Resources of Delaware, Inc.
                   Account No. ______________________

or by such other means as the Company shall approve. Promptly upon receipt by the Company of payment for the Units offered hereby, the Company shall cause to be issued and delivered to the undersigned certificates registered in the name of the undersigned for the number of Shares and Warrants purchased by the undersigned.

         3.4 In the event of rejection of this subscription, or in the event the sale of the Units is not consummated for any reason by June 30, 1996, (in which event this subscription shall be deemed to be rejected) this Agreement shall have no force or effect.

    4. CONDITIONS. The purchase of the Units by the undersigned and the sale of such Units by the Company, is subject to the conditions that (i) each of the representations and warranties of the Company contained herein shall be true and accurate on and as of the Closing Date as though made on such date; (ii) the Company shall have performed and complied with all agreements and conditions contained herein required to be performed and satisfied by it prior to the Closing Date; and (iii) the undersigned shall have received an opinion from the Company's counsel in the form of Exhibit B hereto. The acceptance by the Company of the Purchase Price shall be deemed the Company's confirmation of such conditions.

    5. REPRESENTATIONS OF THE COMPANY. The undersigned is subscribing for the Units based upon the following representations and warranties of the Company, which the Company hereby confirms by accepting this subscription:

         5.1 ORGANIZATION. The Company and each of its significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended ("Act")) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to own and/or lease its properties and to conduct its business in the places where such properties are now owned, leased or operated or such business is presently conducted. The Company and each of its subsidiaries is duly qualified and licensed as a foreign corporation in each jurisdiction in which its operations or activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole.

         5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized and approved by its Board of Directors and this Agreement, when executed by a duly authorized officer of the Company, vill be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Warrants to be issued pursuant to this Agreement will be the legal, valid and binding obligation of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         5.3 CAPITALIZATION. As of the date hereof and as of the Closing Date, all issued and outstanding shares of capital stock of the Company are and will be duly authorized, validly issued, fully paid and nonassessable.

         5.4 NO VIOLATIONS; DEFAULTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) violate, result (with the lapse of time or giving of notice, or both) in a violation of, conflict with, or constitute a default under, or permit the termination or acceleration of the maturity of, any material indebtedness or material obligation of the Company or any subsidiary;
(ii) violate, result (with the lapse of time or giving of notice, or both) in violation of, conflict with or constitute a default under, any material term of, or permit the termination of, any note, mortgage, indenture or other material agreement, contract, arrangement, understanding or instrument to which the Company or any subsidiary is a party, or by which it is bound or the Certificate of Incorporation or Bylaws of the Company or any subsidiary; (iii) except as required by state securities or "blue sky laws" and except as contemplated by this Agreement or where the absence would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, require consent, approval, waiver or authorization from or registration or filing with any party, including but not limited to any party to any material agreement to which the Company or any subsidiary is a party or by which it is bound or by any regulatory or governmental agency, body or entity; or (iv) violate any statute, law, rule, regulation or ordinance, or any judgment, decrees, order, regulation or rule of any court, tribunal, administrative or governmental agency, body or entity to which the Company or its subsidiaries or their properties are subject.

         5.5  VALIDITY OF SECURITIES.  The Shares and the shares of Common
Stock issuable upon exercise of the Warrants when issued and paid for in accordance with the terms and conditions hereof and thereof will be validly authorized, legally issued, fully paid and nonassessable and the delivery to the undersigned of the Shares and the Warrants delivered pursuant to this Agreemant shall vest in it good and marketable title thereto, free of any and all liens, options, encumbrances, charges, third-party rights or claims of any nature whatsoever except for restrictions on transfers set forth herein, in the Warrant certificates or imposed by law (and except for any of the foregoing arising by, through or under the undersigned).

         5.6  REPORTING COMPANY.  The Company is a reporting company under
Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act") required to file periodic reports pursuant to Section 13 or 15 of the Exchange Act and has timely filed all such periodic reports with the Securities and Exchange Commission ("SEC") during the past 12 months (except for any late filing which has been made and would not disqualify the Company from using a Form S-3 Registration Statement ("Registration Statement").

         5.7 GOVERNMENTAL CONSENTS. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale, and delivery of the Units, or the other transactions to be consummated on the Closing Date, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing Date (except for filings required under United States state securities or "blue sky" laws of the United States or the securities laws of a foreign country or jurisdiction which according to such applicable law may be made following the Closing Date and which are in fact made within the prescribed time period). Based on the representations made by the undersigned in this Agreement, the offer and sale of the Units to the undersigned will be in compliance with applicable Federal and state securities laws.

         5.8 COMPLIANCE. Except as otherwise disclosed in the Investment Material (as defined herein), each of the Company and its subsidiaries is, in all material respects, in compliance with all laws, regulations, and orders applicable to its present business and has all permits and licenses required thereby, except where the failure to so be in compliance or to have such permits or licenses would not be reasonably likely to materially adversely affect the business, prospects, condition (financial or otherwise), affairs, or operations of the Company and its subsidiaries taken as a whole.

         5.9 ABSENCE OF CHANGES. Since March 31, 1996, and through the date hereof, there has been no material adverse change in the condition, financial or otherwise, net worth, results of operations or prospects of the Company and its subsidiaries taken as a whole, other than changes occurring in the ordinary course of business, which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties, or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole.

         5.10 DISCLOSURES. Each of the documents included in the Investment Material as of its respective date did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except for any misstatement or omission contained in a document that was corrected in a subsequently dated document).

         The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

    6.   REGISTRATION UNDER THE ACT AND OTHER COVENANTS.

         6.1 As soon as practicable, but in any event no later than September 16, 1996 ("Filing Date"), the Company will file a Registration Statement (or other short-form registration statement) under the Act with respect to all of the shares of Common Stock purchased hereunder and all shares underlying the Warrants (collectively, the "Subject Stock") held by the undersigned and the Company shall use its best efforts to cause such Registration Statement to become effective within 90 days following the Filing Date, all at its sole cost and expense. The undersigned undertakes in connection therewith to provide in a timely manner all such information and materials pertaining to it as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain the acceleration of the effective date of the Registration Statement. In connection with such registration, the Company shall:

                (i) use its best efforts to keep the Registration Statement effective until the earlier of when the undersigned has sold its Subject Stock or the Subject Stock may be sold by the undersigned under Rule 144 of the Act without restriction or limitation;

               (ii) as expeditiously as possible furnish to the undersigned such reasonable numbers of copies of the prospectus as the undersigned may reasonably request in order to facilitate the public sale or other disposition of the Subject Stock;

              (iii) as expeditiously as possible use its best efforts to register or qualify the Subject Stock under the securities or Blue Sky laws of such states as the undersigned shall reasonably request, PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (iii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

               (iv) pay all costs and expenses incident to registration hereunder.

         6.2 The undersigned shall pay any and all underwriters' discounts, brokerage fees and transfer taxes incident to the sale of the Subject Stock sold by the undersigned pursuant to this Section.

         6.3 In the event that the Registration Statement is not (i) filed by the Filing Date, or (ii) the Company does not use its best efforts to cause the Registration Statement to become effective within 90 days after the Filing Date, the Company shall (i) issue, as soon as practicable thereafter, to the undersigned an Additional A Warrant (the "Additional Warrant") exercisable for the purchase of one-half share of Common Stock for each of the shares of Common Stock and A Warrant Shares included in the Units and (ii) include the shares of Common Stock underlying each Additional Warrant in the Registration Statement, and the Company shall continue to use its best efforts to cause the Registration Statement to become effective. The Additional Warrant shall in all other respects have identical terms as the A Warrants.

    7. Purchaser acknowledges that he or it has received, read, and understands and is familiar with this Agreement, and the Company's 1995 Annual Report, on Form 10-KSB for year ended December 31, 1995, and the Form 10-QSB for the fiscal quarter ended March 31, 1996, as filed with the SEC, and the Risk Factors (Exhibit A attached hereto) (collectively referred to herein as the "Investment Material"). Purchaser further acknowledges that, except as set forth herein or in the Investment Material, no representations or warranties have been made to him or it by the Company, or by any person acting on behalf of the Company, with respect to the Units, the business of the Company, the financial condition of the Company, and/or the economic, tax or other aspects or consequences of a purchase of the Units, and that the Purchaser has not relied upon any information concerning the offering, written or oral, other than that contained in the Investment

Material and the documents attached or referred to in the Investment Material.

    8. Purchaser represents and warrants to the Company that he or it is an "accredited investor" as that term is defined pursuant to Regulation D under the Securities Act of 1933, as amended ("Act"), and:

         8.1  if Purchaser is:

              8.1.1 an individual, that he has an individual net worth, or his spouse and he have a combined net worth, in excess of $1,000,000 (for the purposes of this Agreement, "net worth" means the excess of total assets at fair market value, (including principal residence, home furnishings and automobiles) over liabilities); or that he had an individual income, exclusive of any income attributable to his spouse, of more than $200,000 in calendar years 1993 and 1994, and that he reasonably expects to have an individual income in excess of $200,000 during calendar year 1995; or that he and his spouse had joint income of more than $300,000 in 1993 and 1994, and that he reasonably expects to have joint income in excess of $300,000 during calendar year 1995;

              8.1.2 a corporation, business trust or partnership, that it was not formed for the specific purpose of acquiring the Units and that it has total assets in excess of $5,000,000; or that all of its equity owners are accredited investors under Section 8.1.1 above (i.e., $1,000,000 net worth, or $200,000 individual or $300,000 joint income);

              8.1.3 a trust, that the undersigned financial institution certifies that it is a bank, savings and loan association or other regulated financial institution, acting in its fiduciary capacity as trustee and subscribing for the purchase of the Units on behalf of the subscribing trust; or the undersigned certifies that the subscribing trust has total assets in excess of $5,000,000, and that the person making the investment decision on behalf of the trust has such knowledge and experience in financial matters that he is capable of evaluating the merits and risks of an investment in the Units; or the undersigned certifies that it is a revocable trust that may be amended or revoked at any time by the grantors thereof, and all of the grantors are accredited investors under Section 8.1.1 above (i.e., $1,000,000 net worth, or $200,000 individual or $300,000 joint income);

              8.1.4 an employee benefit plan (including Keogh Plans), that the undersigned is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the decision to invest in the Units was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment advisor; or the undersigned is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000; or the undersigned is an employee benefit plan within the meaning of ERISA, the plan is self-directed, and the investment decision is being made by a plan participant who is an accredited investor under Section 8.1.1 above (i.e., $1,000,000 net worth, or $200,000 individual or $300,000 joint income);

              8.1.5 an individual retirement account ("IRA"), that the undersigned certifies that the beneficiary thereof is an accredited investor under Section 8.1.1 (i.e., $1,000,000 net worth, or $200,000 individual or $300,000 joint income);

              8.1.6 a not-for-profit organization, that the undersigned certifies that it is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

    9. If Purchaser is a resident of California, Purchaser also represents that:

         9.1 he has a pre-existing personal or business relationship with one or more of the officers, directors or controlling persons of the Company such that he has the capacity to protect his own interests in connection with his investment in the Units; or

         9.2 by reason of his business or financial experience he has the capacity to protect his own interests in connection with his investment in the Units.

    10. Purchaser recognizes that an investment in the Units involves significant risks.

    11. Purchaser has been represented by such legal and tax counsel and advisors, each of whom has been independently selected by Purchaser, as he or it has found necessary to consult concerning this transaction. Purchaser individually or through its undersigned custodian, officer, partner, agent or trustee has sufficient knowledge and experience in business and financial matters to evaluate the information set forth in the Investment Material, and the risks of the investment, and to make an informed investment decision with respect thereto.

    12. Purchaser acknowledges that the Company has given Purchaser and his or its counsel and advisors, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, the Company and its employees and agents concerning the terms and conditions of the offering, the Company, its business, and its financial condition, and that the Company has afforded Purchaser access to all requested information, documents, financial statements, records and books (i) relative to the Units, the parties involved in the transaction, the offering and an investment herein, the Company's business and financial condition, and (ii) necessary to verify the accuracy of any information, documents, financial statements records and books furnished. All materials and information requested by either Purchaser, his or its counsel, advisers or others representing Purchaser, including any information requested to verify any information furnished, have been made available to the extent such materials and information were possessed by the Company or could be acquired by it without unreasonable effort or expense.

    13. Purchaser acknowledges that the offer to sell the Units was directly communicated to Purchaser in such a manner that Purchaser was able to ask questions and receive answers concerning the terms of this transaction and that at no time was Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising, or invited to any promotional meeting. No oral representations have been made or oral information furnished to Purchaser in connection with the sale of the Units which were in any way inconsistent with the Investment Material or its exhibits or annexes.

    14.  Purchaser understands and agrees that:

         14.1 Neither the Units nor the shares of Common Stock underlying the Units (which includes the shares which may be purchased upon exercise of the Warrants (collectively, the "Unit Shares")), have been registered under the Act, in reliance on the exemption provided by Regulation D under the Act, nor under state securities laws in reliance upon corresponding exemptions in such statues.

         14.2 The Units subscribed to by Purchaser are being sold in reliance upon such exemptions based upon Purchaser's representations, warranties and agreements set forth herein.

         14.3 The Units and Unit Shares cannot be sold unless they are registered under the Act, as contemplated under Section 6.6 of this Agreement, and under any applicable state securities laws or unless an exemption from such registration requirements is available which must be established to the satisfaction of the Company.

         14.4 Purchaser must bear the economic risks of the investment in the Units and Unit Shares for an indefinite period of time because they have not been registered under the Act or any state securities laws.

         14.5 The Company is the only person which may register the Units and Unit Shares under the Act and under state securities laws and the Company has not made any representations to Purchaser regarding the registration of the Units or compliance with Regulation D or some other exemption under the Act except as specifically set forth herein and in the Investment Material.

         14.6 Purchaser will not sell or attempt to sell the Units or Unit Shares without registration under the Act and any applicable state securities laws, unless exemptions from such registration requirements are available and Purchaser has satisfied the Company that an exemption is available for such sale.

         14.7 The Company shall have the right to issue stop transfer instructions to its transfer agent to bar the transfer of any of the certificates representing the Unit Shares other than in accordance with the Act.

         14.8 Although a market currently exists for the Company's Common
Stock, such market is dependent on a number of factors beyond the control of the Company and may not continue. The Units and Unit Shares are "restricted securities" as defined in Rule 144 under the Act, and must be held for a minimum of two years following purchase, and thereafter may be sold in only limited amounts in a specified manner in accordance with the terms and conditions of Rule 144 ("Rule") if the Rule is applicable (there being no representation by the Company that it will be applicable). In case the Rule is not applicable, any sales may be made only pursuant to an effective Registration Statement, as contemplated under Section 6.1 of this Agreement, or an available exemption from registration.

         14.9 Purchaser agrees to disclose to any proposed buyer or transferee of the Units or Unit Shares the restrictions relating to the sale or transfer of the Units or Unit Shares being purchased thereby.

    15. Purchaser understands and agrees that the Units being acquired hereby are and will continue to be restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Act and applicable state securities laws, and consents to the placement of an appropriate restrictive legend or legends, as described in the Investment Material, on any certificates evidencing the Units and any certificates issued in replacement or exchange therefor, and acknowledges that the Company will cause its stock transfer records to note such restrictions.

    16. On the condition that the Registration Statement is then effective, Purchaser understands that the Company can require the holders of the A Warrants to exercise the Warrants if the Company's Common Stock closes at $5.50 or above, on NASDAQ or a equivalent exchange, for 20 of 30 consecutive trading days. A trading day means a day on which the New York Stock Exchange is open for trading. The mandatory exercise notification can be made at any time after the occurrence of such event and the Warrant holder will have 30 days after the date of such notification within which to exercise his Warrant. If the Warrant is not exercised within said 30 day period, the Warrant will automatically become null and void.

    17. Purchaser represents that he or it is acquiring the Units subscribed for hereunder as an investment for his or its own account and not for the accounts of others, and not for the transfer, assignment, resale or distribution thereof, in whole or in part, other than pursuant to the Registration Statement. Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement.

    18. Purchaser agrees to cooperate fully with the Company in the preparation and filing of any Registration Statement which includes any Units or Common Stock owned by Purchaser. Purchaser will provide at his or its own expense and in writing to the Company all information and data with respect to Purchaser and to his or its plan of distribution as shall be required by the rules and regulations of the Securities and Exchange Commission to be included in any such Registration Statement. Purchaser further agrees to indemnify, defend, and hold harmless the Company, each of its directors, and each of its officers who has signed such Registration Statement (or any amendment or supplement thereof) and each person, if any, who controls the Company, within the meaning of the Act, and its designated placement agents against any costs, expenses (including attorneys' fees, losses, damages or liabilities) to which the Company, or any such director, officer or controlling person of the Company may become subject under the Act or otherwise, insofar as said costs, expenses, losses, damages or liabilities (or actions in respect thereof) arise out of or are based upon material facts contained in the Registration Statement (or any amendment thereof) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall apply only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by the undersigned for use in the preparation thereof. The Company agrees to indemnify, defend, and hold harmless the Purchaser and each person, if any, who controls Purchaser, within the meaning of the Act against any costs, expenses (including attorney's fees, losses, damages or liabilities) to which the Company, or any such controlling person may become subject under the Act or otherwise, insofar as said costs, expenses, losses, damages or liabilities (or actions in respect thereof) arise out of or are based upon material facts contained in the Registration Statement (or any amendment thereof) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

    19. Purchaser hereby agrees to indemnify and hold harmless the Company, its employees, agents, designated placement agents and affiliated persons, from and against any and all damages, losses, costs and expenses (including reasonable attorneys' fees) which they, or any of them, may incur by reason of or may otherwise arise out of Purchaser's breach of any of the representations, warranties and agreements of Purchaser contained herein. The Company hereby agrees to indemnify and hold harmless the Purchaser and its affiliated persons, from and against any and all damages, losses, costs and expenses (including reasonable attorneys' fees) which they, or any of them, may incur by reason of the Company's failure to fulfill any of the terms and conditions of this Agreement, or by reason of, or which may otherwise arise out of, the Company's breach of any of the representations, warranties and agreements of Company contained herein.

    20. This Agreement may be amended or modified only in writing signed by the parties hereto. No evidence shall be admissible in any court concerning any alleged oral amendment hereof. This Agreement fully integrates all prior agreements and understandings between the parties concerning its subject matter.

    21. This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

    22. Each party hereto agrees for itself, its successors and permitted assigns to execute any and all instruments necessary for the fulfillment of the terms of this Agreement.

    23. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

    24.  This Agreement may be executed in counterparts.

         Each undersigned Purchaser, by executing this Subscription Agreement, hereby adopts, confirms and agrees to all terms, conditions, representations and warranties contained herein.

PURCHASER:                             PURCHASER:


- -----------------------------------    -----------------------------------
(Print name)                           (Print name)

- -----------------------------------    -----------------------------------
(Address)                              (Address)

- -----------------------------------    -----------------------------------

- -----------------------------------    -----------------------------------
(Taxpayer Identification No.)          (Taxpayer Identification No.)

- -----------------------------------    -----------------------------------
(Authorized signature)                 (Authorized signature)

- -----------------------------------    -----------------------------------
(Title)                                (Title)

- -----------------------------------    -----------------------------------
(Date signed)                          (Date signed)

CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. Under penalty of perjury, Purchaser certifies that (1) the number provided above is Purchaser's true, correct and complete Taxpayer Identification or Social Security Number; and (2) Purchaser is not subject to backup withholding either because Purchaser has not been notified that Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified Purchaser that Purchaser is no longer subject to backup withholding under Code Section 3406(a)(1)(C). If Purchaser has been notified that Purchaser is currently subject to backup withholding, strike out the language under clause
(2) above before signing.

                   (Signature page of this Agreement is on page 14)

AGREED, SUBSCRIPTION ACCEPTED AND RECEIPT OF CONSIDERATION ACKNOWLEDGED:

DATED: _______________ 1996            AMERICAN RESOURCES OF DELAWARE, INC.


                                       By:
                                            -------------------------------
                                         Its:
                                                ---------------------------



                [ REMAINDER OF PAGE LEFT BLANK INTENTIONALLY ]



               (Signature page to American Resources of Delaware, Inc.
                               Subscription Agreement)